Exhibit 8.1

The following is a list of subsidiaries of CEMEX, S.A.B. de C.V. as of December 31, 2020, including the name of each subsidiary and its country of incorporation.

1	CEMEX Operaciones México, S.A. de C.V.	Mexico
2	CEMEX Energía S.A.P.I. de C.V.	Mexico
3	TEG Energía, S.A. de C.V.	Mexico
4	Servicios Profesionales Cemex, S.A. de C.V.	Mexico
5	Sinergia Deportiva, S.A. de C.V.	Mexico
6	Inmobiliaria Ferri, S.A. de C.V.	Mexico
7	Pro Ambiente, S.A. de C.V.	Mexico
8	Servicios Para La Autoconstrucción, S.A. de C.V.	Mexico
9	CEMEX Concretos, S.A. de C.V.	Mexico
10	CEMEX Internacional, S.A. de C.V.	Mexico
11	Comercializadora Construrama, S.A. de C.V.	Mexico
12	Proveedora Mexicana de Materiales, S.A. de C.V.	Mexico
13	Mercis, S.A. de C.V.	Mexico
14	Construrama Supply, S.A. de C.V.	Mexico
15	CEMEX Transporte, S.A. de C.V.	Mexico
16	Servicios Promexma, S.A. de C.V.	Mexico
17	BIM Infraestructura, S.A. de C.V.	Mexico
18	CEMEX Vivienda, S.A. de C.V.	Mexico
19	RMC Holdings B.V.	The Netherlands
20	CEMEX Ventures B.V.	The Netherlands
21	APO Cement Corporation	Philippines
22	CEMEX Holdings Philippines, Inc.	Philippines
23	Solid Cement Corporation	Philippines
24	CEMEX Asia Holdings Ltd.	Singapore
25	CEMEX Construction Materials Pacific, LLC	USA

26	CEMEX International Trading LLC	USA
27	CEMEX Materials, LLC	USA
28	CEMEX Construction Materials Florida, LLC	USA
29	CEMEX, Inc.	USA
30	CEMEX Finance LLC	USA
31	CEMEX Corp.	USA
32	Transenergy, Inc.	USA
33	CEMEX Holdings, Inc.	USA
34	Sunbelt Investments Inc.	USA
35	CEMEX Global Sourcing, Inc.	USA
36	CEMEX Admix USA, LLC	USA
37	CEMEX Construction Materials South, LLC	USA
38	CEMEX Construction Materials Atlantic, LLC	USA
39	CEMEX Cement of Louisiana, Inc.	USA
40	RMC Pacific Materials, LLC	USA
41	Cement Transit Company	USA
42	CEMEX Nevada, LLC	USA
43	New Line Transport, LLC	USA
44	CEMEX Construction Materials Houston, LLC	USA
45	CEMEX Leasing LLC	USA
46	Readymix Materials Holdings, LLC	USA
47	Twin Mountain Rock Company	USA
48	Guernsey Stone Co.	USA
49	Western Equipment Co.	USA
50	CEMEX Steel Framing, Inc.	USA
51	CEMEX AM Holdings, LLC	USA
52	CEMEX Caribbean, LLC	USA
53	CEMEX SW Florida Limestone Holdings, LLC	USA

54	CEMEX SW Florida Sand Holdings, LLC	USA
55	Hogan Island Limestone, LLC	USA
56	Immokalee Sand, LLC	USA
57	MILI, L.L.C.	USA
58	OXI, L.L.C.	USA
59	Mineral Resource Technologies, Inc.	USA
60	VAPPS, LLC	USA
61	ALC Las Vegas Mining Claims, LLC	USA
62	LV Western Mining Claims, LLC	USA
63	CEMEX Southeast Holdings LLC	USA
64	CEMEX Southeast LLC	USA
65	Ready Mix USA, LLC	USA
66	Cemento Bayano, S.A.	Panama
67	CEMEX Concretos, S.A.	Panama
68	Pavimentos Especializados, S.A.	Panama
69	CEMEX Colombia S.A.	Colombia
70	Cemex Premezclados de Colombia S.A.	Colombia
71	Cemex Transportes de Colombia S.A.	Colombia
72	Central de Mezclas S.A.	Colombia
73	Neoris Colombia S.A.S.	Colombia
74	ZONA FRANCA ESPECIAL CEMENTERA DEL MAGDALENA MEDIO S.A.S. (ZOMAM S.A.S.)	Colombia
75	CEMEX España, S.A.	Spain
76	CEMEX ESPAÑA OPERACIONES, S.L.U.	Spain
77	CEMEX LATAM HOLDINGS S.A.	Spain
78	CEMEX Jamaica Limited	Jamaica
79	CEMEX (Costa Rica), S.A.	Costa Rica
80	CEMEX Nicaragua, S.A.	Nicaragua

81	CEMEX El Salvador, S.A. de C.V.	Salvador
82	CEMEX Haití	Haiti
83	Assiut Cement Company	Egypt
84	CEMEX Deutschland AG	Germany
85	CEMEX Holdings (israel) Ltd.	Israel
86	Chemocrete Ltd.	Israel
87	Lime & Stone Production Company Ltd.	Israel
88	Readymix Industries (Israel) Ltd.	Israel
89	Kadmani Readymix Concrete Ltd.	Israel
90	CEMEX UK	UK
91	CEMEX Investments Limited	UK
92	CEMEX UK Operations Limited	UK
93	CEMEX UK Cement Limited	UK
94	CEMEX UK Marine Limited	UK
95	CEMEX Paving Solutions Limited	UK
96	CEMEX UK Materials Limited	UK
97	CEMEX UK Services Limited	UK
98	CEMEX UK Properties Limited	UK
99	RMC Explorations Ltd	UK
100	The Rugby Group Ltd	UK
101	RMC Russell Ltd	UK
102	Mineral And Energy Resources (UK) Limited	UK
103	CEMEX Hrvatska d.d.	Croatia
104	Menkent, S. de R.L. de C.V.	Mexico
105	Cemex de Puerto Rico Inc.	Puerto Rico
106	CEMEX Dominicana, S.A.	Dominican Republic
107	CEMEX Polska Sp. z.o.o.	Poland
108	CEMEX Czech Republic, s.r.o.	Czech Republic

109	CxNetworks N.V.	The Netherlands
110	Neoris N.V.	The Netherlands
111	New Sunward Holding Financial Ventures B.V.	The Netherlands
112	Sunbulk Shipping Limited	Barbados
113	Cemex LAN Trading Corporation	Barbados
114	Arawak Cement Company Limited	Barbados
115	Cemex France Gestion (Societe Par Actions Simplifiee)	France
116	Gestión Integral de Proyectos S.A.	Guatemala
117	Cementos de Centroamérica, S.A.	Guatemala
118	Cemex Guatemala, S.A.	Guatemala
119	Global Concrete, S.A.	Guatemala
120	CEMEX Perú, S.A.	Peru
121	Cemex Supermix L.L.C.	United Arab Emirates
122	Cemex Topmix L.L.C.	United Arab Emirates
123	Cemex Falcon L.L.C.	United Arab Emirates
124	Lomez International B.V.	The Netherlands
125	Cemex Research Group AG	Switzerland
126	Cemex Asia B.V.	The Netherlands
127	Cemex Africa & Middle East Investments B.V.	The Netherlands
128	Interamerican Investments, Inc.	USA
129	Cemex Innovation Holding Ltd.	Switzerland
130	CEMEX Argentina, S.A.	Argentina
131	Trinidad Cement Limited	Trinidad and Tobago
132	Caribbean Cement Company Limited	Jamaica
133	Mustang Re Limited	Bermuda
134	Falcon Re Ltd.	Barbados
135	Apollo Re Ltd.	Barbados
136	Torino Re Ltd.	Barbados

137	CEMEX NY Corporation	USA
138	CEMEX Imports, Inc.	Puerto Rico
139	Cemex Finance Latam B.V.	The Netherlands
140	Louisville Cement Assets Transition Company	USA
141	CEMEX ASIAN SOUTHEAST CORPORATION	The Philippines
142	CCL BUSINESS HOLDINGS, S.L.U. (Sociedad Unipersonal)	Spain
143	Inversiones Secoya, Sociedad Anónima	Nicaragua
144	Lomas del Tempisque, S.R.L.	Costa Rica
145	SUPERQUIMICOS DE CENTROAMERICA, S. A.	Panama
146	TCL Guyana Inc.	Guyana
147	Cemex Luxembourg Holdings S.a.r.l.	Luxembourg